Exhibit 12(b)

I, Darek Wojnar, President and Principal Executive Officer, and I, Albert Lee, Treasurer and Principal Financial Officer, of Lattice Strategies Trust (the “Trust”) each certify that:

1.          This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Darek Wojnar
Darek Wojnar
President and Principal Executive Officer

Date:	June 5, 2017

By:	/s/ Albert Lee
Albert Lee
Treasurer and Principal Financial Officer

Date:	June 5, 2017